EXHIBIT 4(i)


(Form of Stock Certificate)

                Not Valid Unless Countersigned by Transfer Agent
               Incorporated under the Laws of the State of Florida

                                                        Cusip No.
                                                                 ---------------

                                                        Shares
                                                              ------------------

                                Puma Energy, Inc.
                   Authorized Common Stock: 50,000,000 Shares
                                Par Value $0.001


This certifies that


is the record holder of


     _____________ Shares of PUMA ENERGY, INC. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


                   PUMA ENERGY, INC. Corporate Seal of Florida


/s/ Darla D. Smotherman                                   /s/ Edward W. Blessing
------------------------------                            ----------------------
Darla D. Smotherman, Secretary                            Edward W. Blessing,
                                                          President & CEO